BYLAWS
                           OF
             RESOLUTION ASSISTANCE CORPORATION

	                 ARTICLE I

	NAME, REGISTERED OFFICE AND REGISTERED AGENT

	Section 1.1.  Name.  The name of this Corporation is:
Resolution Assistance Corporation.

	Section 1.2. Registered Office and Registered Agent. The address of the registered office of this Corporation is 470
S. 1350 E., Bountiful, Utah 84010. The name of the registered agent of this Corporation at that address is Gary R. Henrie.
The Corporation shall at all times maintain a registered office. The location of the registered office may be changed by the Board of Directors. The Corporation may also have offices in such other places as the Board may from time to time designate.

	               ARTICLE II

	          SHAREHOLDER MEETINGS

	Section 2.1.  Annual Meeting.  The annual meeting of
the shareholders of the Corporation shall be held at such place within or without the State of Utah as shall be set forth in compliance with these Bylaws. The meeting shall be held on the third Monday in the month of January of each calendar year at 1:00 p.m. or at such other time and day as the Board of Directors may subsequently determine. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

	Section 2.2. Special Meetings. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the President or by a majority of the Directors, and must be called by the President upon written request of the holders of at least ten percent (10%) of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting.

	Section 2.3. Notice of Shareholder Meetings. The Secretary shall give written notice stating the place, the date, and hour of each shareholder meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called and the name of the person by whom or at whose direction the meeting is called. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

	Section 2.4.  Place of Meeting.  The Board of
Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation.

	Section 2.5. Record Date. The Board of Directors may fix a date not less than ten (10) nor more than sixty (60) days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at any such meeting of the shareholders. The stock transfer books may be closed by the Board of Directors for a stated period not to exceed sixty (60) days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

	Section 2.6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of the outstanding shares is represented at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at any duly assembled meeting at which a quorum is in attendance may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

	Section 2.7. Voting. The holder of an outstanding share entitled to vote at any meeting may vote at such meeting in person or by proxy. Except as may be otherwise provided in the Articles of Incorporation, every shareholder shall be entitled to one (1) vote for each share standing in his name on the records of the Corporation. Except as otherwise provided by law or as provided herein or as may be otherwise provided in the Articles of Incorporation, all shareholder actions shall be determined by a majority of the votes cast at any meeting of shareholders by the holders of proxies of shares entitled to vote thereon.

	Section 2.8.  Proxies.  At all meetings of
shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. The duration of the proxy and its revocability shall be governed by
Section 722 of the Utah Revised Business Corporation Act (the "Act"), as currently in effect or as hereinafter amended.

	Section 2.9. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by holders of the outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

	Section 2.10. Meetings by Telecommunication. Any or all of the shareholders of the Corporation may participate in any annual or special meeting of shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means shall be considered to be present at such meeting.

	               ARTICLE III

	            BOARD OF DIRECTORS

	Section 3.1.  General Powers.  The business and
affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Corporation as it deems proper.

	Section 3.2. Number, Tenure and Qualifications. The Board of Directors of the Corporation shall consist of three (3) directors. Unless removed pursuant to Section 3.9, each director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation.

	Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

	Section 3.4.  Special Meetings.  Special meetings of
the Board of Directors may be called by order of the Chairman of the Board, the President, or two-thirds (2/3) of the directors. The Secretary shall give notice of the time and place of each special meeting by mailing the same at least five (5) days before the meeting or by telephoning or telegraphing the same at least two (2) days before the meeting to each director.

	Section 3.5.  Meetings by Telecommunication.  Any or
all directors may participate in any regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

	Section 3.6.  Quorum.   A majority of the members of
the Board of Directors shall constitute a quorum for the trans-action of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

	Section 3.7.  Manner of Acting.  At all meetings of
the Board of Directors, each director shall have one (1) vote.
The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

	Section 3.8. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any meeting of shareholders at which any director is to be elected, to elect the full, authorized number to be elected at that meeting. If any vacancy shall occur in the Board of Directors through death, resignation, removal or other cause, or if it should appear desirable to have additional directors serve on an interim basis until the next annual meeting of shareholders, the remaining directors may, by the vote of the majority of such remaining directors, appoint such persons as they may determine to become substitute directors or new interim directors who shall be directors during such absence, disability or interim period or until the replaced director shall return to duty or until the next annual meeting of shareholders. The de-termination by the Board of Directors, as shown in the minutes, of the fact of such absence or disability or the desirability of an interim director and the duration of the terms for such directors shall be conclusive as to all persons and the Corporation.

	Section 3.9.  Removal.  directors may be removed at
any time without cause by vote of the shareholders holding more than fifty percent (50%) of the shares outstanding and entitled to vote. Such vacancy shall be filled by the directors then in office, though less than a quorum, and any person so designated or appointed shall hold office until the next annual meeting or until his successor is duly elected and qualified; provided that any directorship to be filled by reason of removal by the share-holders may be filled by election by the shareholders at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

	Section 3.10. Resignation. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days after the date of its delivery, the resignation shall be deemed accepted upon the tenth (10th) day.

	Section 3.11.  Presumption of Assent.  A director who
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the
 Secretary of the Corporation immediately after adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

	Section 3.12.  Compensation.  By resolution of the
Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each such meeting or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

	Section 3.13. Informal Action by Directors. Any action required to be taken at a meeting of directors or any action which may be taken at a meeting of directors, may be taken without a meeting by a written consent, setting forth the action so taken, signed by all of the directors of the Corporation.

	Section 3.14. Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of directors.

	                ARTICLE IV

	                 OFFICERS

	Section 4.1. Number. The officers of the Corporation shall be one (1) President and one (1) Secretary, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two (2) or more offices may be held by the same person. Officers need not be directors or shareholders of the Corporation. Notwithstanding anything herein to the contrary, the initial officers may be appointed by the incorporator.

	Section 4.2.  Election and Term of Office.  The
officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

	Section 4.3. Resignation. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

	Section 4.4. Removal. Any officer or agent may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the officer in question if he is also a director.

	Section 4.5.  Vacancies.  A vacancy in any office
because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

	Section 4.6. President. The President shall be the chief executive and administrative officer of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily per-tain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation notes, powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

	Section 4.7.   Secretary.  The Secretary shall,
subject to the direction of the President, keep the minutes of all meetings of the shareholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. She shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. She may sign or execute notes and contracts with the President thereunto authorized in the name of the Corporation. She shall have general responsibility for the accounts and the monies of the Corporation and shall have signature authority with respect to such accounts as authorized by the President. She shall per-form such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. She shall be sworn to the faithful discharge of her duties.

	Section 4.8.  Other Officers.  Other officers shall
perform such duties and have such powers as may be assigned to them by the Board of Directors.

	Section 4.9. Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.

	Section 4.10.  Surety Bonds.  If the Board of
Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct.

          	           ARTICLE V

	                COMMITTEES

	Section 5.1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two (2) members, one (1) of whom shall be the Pres-ident, and shall designate one (1) of such members as Chairman. The Board may also designate one (1) or more of its members as alternates to serve as members of the Executive Committee in the absence or disability of a regular member(s). The Board of directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and disband any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

	Section 5.2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine. Such committees shall in each case consist of not less than two (2) directors, and shall have such powers and duties as shall from time to time be prescribed by the Board. If not appointed to be a member of a committee, the President shall be a member ex-officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix rules of procedure from such committee.

	                ARTICLE VI

	   CONTRACTS, LOANS, CHECKS AND DEPOSITS

	Section 6.1. Contracts. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be either general or confined to specific instances.

	Section 6.2. Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be either general or confined to specific instances.

	Section 6.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent so authorized by the Board of Directors.

	Section 6.4. Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer(s) or such agent(s) of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

	Section 6.5. Bonds and Debentures. Every bond or de-benture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President and by another officer of the Corporation and the seal of the Corporation may, but need not, be affixed thereto.

 	                ARTICLE VII

	        STOCK AND STOCK CERTIFICATES

	Section 7.1 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, two officers of the Corporation, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

	Section 7.2 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 7.4 of Article VII of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

	Section 7.3 Record Date. The Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to (a) notice of or to vote at any meeting of stockholders or any adjournment thereof to (b) express consent to corporate action in writing without a meeting to (c) receive payment of any dividend or other distribution or allotment of any rights or (d) to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

	Section 7.4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

	Section 7.5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

	Section 7.6. Shares Without Certificates. Unless the Articles of Incorporation provides otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

	Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing such information as is required by the Act.

	If the Corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class and the variation in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

	               ARTICLE VIII

	             INDEMNIFICATION

	Section 8.1. Indemnification. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time as a director, officer, employee, agent or fiduciary of the Cor-poration from and against any and all claims, judgments and lia-bilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director, officer, employee, agent or fiduciary of the Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director, officer, employee, agent or fiduciary to the full extent permitted by the Act, as presently in effect or as hereafter amended, and shall reimburse any such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that the Corporation shall have the power to defend such person from all suits and claims. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically provided for herein or otherwise permitted. The Corporation, its directors, officers, employees and agents, shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

	Section 8.2. Other Indemnification. The indemnifi-cation herein provided shall not be deemed exclusive of any other right to indemnification to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action taken in his official capacity and as to action taken in any other capacity while holding such office. It is the intent hereof that all officers, directors, employees, agents or fiduciaries be and hereby are indemnified to the fullest extent permitted by the laws of the State of Utah and these Bylaws. The indemnification herein provided shall continue as to any person who has ceased to be a director, officer, employee, agent or fiduciary and shall inure to the benefit of the heirs, estate and personal representative of any such person.

	Section 8.3. Insurance. The Board of Directors may, in its discretion, direct that the Corporation purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this section.

	Section 8.4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by the Board of Directors, in lieu of such in-demnity, to settle any claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

	                 ARTICLE IX

	              WAIVER OF NOTICE

	Section 9.1. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Act, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meeting, except where attendance is for the express purpose of objecting to the legality of that meeting.

	                 ARTICLE X

	               MISCELLANEOUS

	Section 10.1. Facsimile Signature. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized by these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

	Section 10.2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation.

	Section 10.3. Reliance Upon Books, Reports, and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

	Section 10.4.  Fiscal Year.  The fiscal year of the
Corporation shall be as fixed by the Board of Directors.

	Section 10.5. Time Periods. In applying any provision of these bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

	                ARTICLE XI

	                AMENDMENTS

	Section 11.1. Amendments. These bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

The above and foregoing bylaws were adopted by and for the Corporation by the incorporator on the 27th day of October, 1998.